UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Fifth Street Finance Corp.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Fifth Street Finance Corp.
10 Bank Street, 12th Floor
White Plains, New York 10606

January 28, 2011

To the Stockholders of Fifth Street Finance Corp.:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Fifth Street Finance Corp. to be held at our offices at 10 Bank Street, 12th Floor, White Plains, NY, 10606 on March 25, 2011, at 10:00 a.m., local time. Only stockholders of record at the close of business on January 24, 2011 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Details of the business to be conducted at the meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the meeting. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the envelope provided, vote via the Internet or telephone. Instructions are shown on the proxy card. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting. Your vote and participation in our governance is very important to us.

Sincerely,

Leonard M. Tannenbaum,
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on March 25, 2011.

Our proxy statement and annual report on Form 10-K for the year ended September 30, 2010 are available at the following cookies-free website that can be accessed anonymously: www.proxyvote.com.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To be Held at
10 Bank Street, 12th Floor
White Plains, New York 10606
March 25, 2011, 10:00 a.m., local time

To the Stockholders of Fifth Street Finance Corp.:

The 2011 Annual Meeting (the “Annual Meeting”) of Stockholders of Fifth Street Finance Corp., a Delaware corporation, will be held at our offices at 10 Bank Street, 12th Floor, White Plains, NY 10606 on March 25, 2011, at 10:00 a.m., local time. At the Annual Meeting, our stockholders will consider and vote on:

•	the election of two directors of Fifth Street Finance Corp., each to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011;

•	a proposal to approve Company authorization to issue warrants, options or rights to subscribe to, convert to, or purchase our common stock in one or more offerings; and

•	such other business as may properly come before the Annual Meeting and any adjournments or postponements.

The nominees of the Board of Directors for election as directors are listed in the enclosed proxy statement. We are not aware of any other business, or any other nominees for election as directors, that may properly be brought before the Annual Meeting.

Holders of record of our common stock as of the close of business on January 24, 2011, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the Internet or telephone. Instructions are shown on the proxy card.

Please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via the Internet or telephone. Thank you for your support of Fifth Street Finance Corp.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

By order of the Board of Directors,

Bernard D. Berman,
President and Secretary

White Plains, New York
January 28, 2011

This is an important meeting. To ensure proper representation at the Annual Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, or vote your shares electronically through the Internet or by telephone. Please see the proxy statement and the enclosed proxy for details about electronic voting. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

Fifth Street Finance Corp.
10 Bank Street, 12th Floor
White Plains, New York 10606

PROXY STATEMENT

2011 Annual Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2011 Annual Meeting of Stockholders (the “Annual Meeting”). We are first furnishing this proxy statement and the accompanying form of proxy to stockholders on or about January 28, 2011. In this proxy statement, we refer to Fifth Street Finance Corp. as the “Company,” “FSC,” “we,” “our” or “us” and the Board of Directors as the “Board.” When we refer to FSC’s fiscal year, we mean the 12-month period ending September 30 or, if applicable, September 30 of the stated year (for example, fiscal year 2010 is October 1, 2009 through September 30, 2010).

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or telephone, and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

Annual Meeting Information

Date and Location

We will hold the Annual Meeting on March 25, 2011 at 10:00 a.m., local time, at our offices at 10 Bank Street, 12th Floor, White Plains, NY 10606.

Availability of Proxy and Annual Meeting Materials

This proxy statement and the accompanying annual report on Form 10-K for the year ended September 30, 2010 are also available at the following cookies-free website that can be accessed anonymously: www.proxyvote.com.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1. To elect two directors of the Company, each of whom will serve until the 2014 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the Company for the fiscal year ending September 30, 2011;

3. To approve Company authorization to issue warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock in one or more offerings; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Voting Information

Record Date and Voting Securities

The record date for the Annual Meeting is the close of business on January 24, 2011 (the “Record Date”). You may cast one vote for each share of common stock that you owned as of the Record Date. All shares of common stock have equal voting rights and we do not have, nor does our restated certificate of incorporation authorize us to issue, any other class of equity security. On December 31, 2010, [ • ] shares of common stock were outstanding.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker

If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. If you do not vote in person at the Annual Meeting or submit voting instructions to your broker, your broker may still be permitted to vote your shares on certain routine matters. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on proposals 1 or 3, the broker may not exercise discretion to vote for or against those proposals. These shares will not be counted as having been voted on the applicable proposal. With respect to proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf by mail, as described on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in person at the Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Stockholders of record may also vote either via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or telephone are shown on the enclosed proxy card. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. A stockholder that votes through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the stockholder.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by (1) delivering a written revocation notice prior to the Annual Meeting to our Secretary, Bernard Berman, at Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606, Attention: Corporate Secretary; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (3) voting in person at the Annual Meeting. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the Annual Meeting.

Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been properly recorded. A stockholder that votes through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the stockholder.

Votes Required

Election of Directors.  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each of the nominees as a director (i.e., the number of shares voted “for” each of the nominees must exceed the number of votes “against” each of the nominees). Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether the proposal has been approved.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm (i.e., the number of shares voted “for” the ratification of the appointment of PricewaterhouseCoopers LLP exceeds the number of votes “against” the ratification of the appointment of PricewaterhouseCoopers LLP). Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect this proposal.

Approval to authorize us to issue warrants, options or rights to subscribe to, convert to, or purchase our common stock in one or more offerings.  The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether the proposal has been approved.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the names of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors or officers of the Company or officers or employees of Fifth Street Management LLC (“Fifth Street Management”), our investment adviser (without special compensation therefor).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2010, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on [ • ] shares of common stock outstanding as of December 31, 2010.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of Fifth Street Finance Corp. as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”). Unless otherwise indicated, the address of all executive officers and directors is c/o Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606.

Number of
Shares Owned
Name	Beneficially	Percentage

Interested Directors:
Leonard M. Tannenbaum(1)	[ ]	[ ]	%
Bernard D. Berman(2)	[ ]	*
Independent Directors:
Brian S. Dunn(3)	[ ]	*
Richard P. Dutkiewicz(3)	[ ]	*
Byron J. Haney(4)	[ ]	*
Frank C. Meyer	[ ]	*
Douglas F. Ray	[ ]	*
Executive Officers:
William H. Craig(5)	[ ]	*
Chad S. Blakeman	—	—
Ivelin M. Dimitrov	[ ]	*
All officers and directors as a group (ten persons)	[ ]	[ ]	%

*	Represents less than 1%.

(1)	The total number of shares reported includes: [ ] shares of which Mr. Tannenbaum is the direct beneficial owner; [ ] shares which Mr. Tannenbaum holds in a margin account; and [ ] shares owned by the Leonard M. Tannenbaum Foundation, a 501(c)(3) corporation for which Mr. Tannenbaum serves as the President. With respect to the [ ] shares held by the Leonard M. Tannenbaum Foundation, Mr. Tannenbaum has sole voting and investment power over all [ ] shares, but has no pecuniary interest in, and expressly disclaims beneficial ownership of, the shares.

(2)	Includes [ ] shares held in margin accounts.

(3)	Shares are held in a brokerage account and may be used as security on a margin basis.

(4)	Includes [ ] shares held in a margin account.

(5)	Pursuant to Rule 16a-1, Mr. Craig disclaims beneficial ownership of [ ] shares of common stock owned by his spouse.

The following table sets forth, as of December 31, 2010, the dollar range of our equity securities that is beneficially owned by each of our directors and nominees for director. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Dollar Range of Equity
Securities Beneficially Owned(1)(2)(3)

Interested Directors:
Leonard M. Tannenbaum	Over $1,000,000
Bernard D. Berman	$100,001 — $500,000
Independent Directors:
Brian S. Dunn	$50,001 — $100,000
Richard P. Dutkiewicz	$10,001 — $50,000
Byron J. Haney	$100,001 — $500,000
Frank C. Meyer	Over $1,000,000
Douglas F. Ray	$10,001 — $50,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $12.14 on December 31, 2010 on the New York Stock Exchange.

(3)	The dollar range of equity securities beneficially owned are: none, $1 — $10,000, $10,001 — $50,000, $50,001 — $100,000, $100,001 — $500,000, $500,001 — $1,000,000, or over $1,000,000.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board. Pursuant to our Amended and Restated By-laws, the Board may modify the number of members of the board of directors provided that the number of directors will not be fewer than five or greater than nine and that no decrease in the number of directors shall shorten the term of any incumbent director. The Board currently consists of seven members, of whom five are not “interested persons” of FSC, as defined in Section 2(a)(19) of the 1940 Act. Section 303A.01 of the NYSE Listed Company Manual requires that the Company maintain a majority of independent directors on the Board. Section 303A.00 provides that a director of a business development company (“BDC”) shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

Under our charter, our directors are divided into three classes. Each class of directors will hold office for a three-year term, and until his or her successor is duly elected and qualified. At each Annual Meeting, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or any director’s earlier resignation, death or removal.

Messrs. Dunn and Haney have been nominated for re-election for three-year terms expiring in 2014. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company. At our 2010 Annual Meeting, Messrs. Dutkiewicz, Meyer and Ray were reelected to our Board of Directors and no director received a withhold/against vote of 10% or greater.

A stockholder can vote for or against each of the nominees or abstain from voting. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the election of directors. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether each of the nominees for election as a director have been elected. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated as a replacement. The Board has no reason to believe that the persons named will be unable or unwilling to serve.

Our Board unanimously recommends a vote “FOR” this proposal.

Director and Executive Officer Information

Directors

Information regarding the nominees for election as a director at the Annual Meeting and our continuing directors is as follows:

Nominees for election as directors to serve until our 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

			Director
Name	Age	Position	Since

Independent Directors
Brian S. Dunn	39	Director	2007
Byron J. Haney	49	Director	2007

Continuing directors whose terms will expire at our 2012 Annual Meeting of Stockholders:

			Director
Name	Age	Position	Since

Interested Directors
Bernard D. Berman	40	Director	2009
Leonard M. Tannenbaum	39	Chairman	2007

Continuing directors whose terms will expire at our 2013 Annual Meeting of Stockholders:

			Director
Name	Age	Position	Since

Independent Directors
Richard P. Dutkiewicz	55	Director	2010
Frank C. Meyer	67	Director	2007
Douglas F. Ray	43	Director	2007

Biographical information regarding our Board is set forth below. We have divided the directors into two groups — independent directors and interested directors. Interested directors are “interested persons” of Fifth Street Finance Corp., as defined in Section 2(a)(19) of the 1940 Act.

Executive Officers

The following persons serve as our executive officers in the following capacities:

Name	Age	Position

Leonard M. Tannenbaum	39	Chief Executive Officer
Bernard D. Berman	40	President, Chief Compliance Officer and Secretary
William H. Craig	54	Chief Financial Officer
Ivelin M. Dimitrov	32	Co-Chief Investment Officer
Chad S. Blakeman	46	Co-Chief Investment Officer

Biographical Information

Independent Directors

Brian S. Dunn.  Mr. Dunn has been a member of our Board of Directors since December 2007. Mr. Dunn has over 16 years of marketing, logistical and entrepreneurial experience. He founded and turned around direct marketing divisions for several consumer-oriented companies. Since June 2006, Mr. Dunn has been the Marketing Director for Lipenwald, Inc., a direct marketing company that markets collectibles and mass merchandise. Prior to that, from February 2001 to June 2006, he was sole proprietor of BSD Trading/Consulting. Mr. Dunn graduated from the Wharton School of the University of Pennsylvania in 1993 with a B.S. in Economics.

Mr. Dunn’s executive experience brings extensive business, entrepreneurial and marketing expertise to his Board service with the Company. His experience as a marketing executive for several consumer-oriented companies provides guidance to our investor relations efforts. Mr. Dunn’s many experiences also make him skilled in leading committees requiring substantive expertise, including his role as Chairman of the Board’s Nominating and Corporate Governance Committee. Mr. Dunn’s previous service on the Board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies.

Richard P. Dutkiewicz.  Mr. Dutkiewicz has been a member of our Board of Directors since February 2010. Since April 2010, Mr. Dutkiewicz has been the Executive Vice President and Chief Financial Officer of Real Mex Restaurants, Inc. Mr. Dutkiewicz previously served as Chief Financial Officer of Einstein Noah Restaurant Group, Inc. from October 2003 to March 2010. From May 2003 to October 2003, Mr. Dutkiewicz was Vice President - Information Technology of Sirenza Microdevices, Inc. In May 2003, Sirenza Microdevices, Inc. acquired Vari-L Company, Inc. From January 2001 to May 2003, Mr. Dutkiewicz was Vice President - Finance, and Chief Financial Officer of Vari-L Company, Inc. From April 1995 to January 2001, Mr. Dutkiewicz was Vice President — Finance, Chief Financial Officer, Secretary and Treasurer of Coleman Natural Products, Inc., located in Denver, Colorado. Mr. Dutkiewicz’s previous experience includes senior financial management positions at Tetrad Corporation, MicroLithics Corporation and various divisions of United Technologies Corporation. Mr. Dutkiewicz began his career as an Audit Manager at KPMG LLP. Mr. Dutkiewicz received a B.B.A. degree from Loyola University of Chicago. Mr. Dutkiewicz currently serves on the Board of Directors of Motor Sport Country Club Holdings, Inc., a Motorsports destination resort in Denver, Colorado.

Through his prior experiences as a vice president and chief financial officer at several public companies, including Executive Vice President and Chief Financial Officer of Real Mex Restaurants, Inc. and Chief Financial Officer of Einstein Noah Restaurant Group, Inc., Mr. Dutkiewicz brings business expertise, finance and audit skills to his Board service with our Company. Mr. Dutkiewicz’s expertise, experience and skills closely align with our operations, and his prior investment experience with managing public companies facilitates an in-depth understanding of our investment business.

Byron J. Haney.  Mr. Haney has been a member of our Board of Directors since December 2007. Mr. Haney is currently a principal of Duggan Asset Management, L.L.C. where he serves as Director of Research. From 1994 until 2009, Mr. Haney worked for Resurgence Asset Management LLC, during which time he most recently served as Managing Director and Chief Investment Officer. Mr. Haney previously served on the Board of Directors of Sterling Chemicals, Inc., and Furniture.com. Mr. Haney has more than 25 years of business experience, including having served as Chief Financial Officer of a private retail store chain and as an auditor with Touche Ross & Co., a predecessor of Deloitte & Touche LLP. Mr. Haney earned his B.S. in Business Administration from the University of California at Berkeley and his M.B.A. from the Wharton School of the University of Pennsylvania.

Through his extensive experiences as a senior executive, Mr. Haney brings business expertise, finance and risk assessment skills to his Board service with our Company. In addition, Mr. Haney’s past experience as an auditor greatly benefits our oversight of our quarterly and annual financial reporting obligations. Moreover, Mr. Haney’s knowledge of financial and accounting matters qualify him as the Board’s Audit Committee Financial Expert. Mr. Haney’s previous service on the Board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies.

Frank C. Meyer.  Mr. Meyer has been a member of our Board of Directors since December 2007. Mr. Meyer is a private investor who was Chairman of Glenwood Capital Investments, LLC, an investment adviser specializing in hedge funds, which he founded in January of 1988 and from which he resigned in January of 2004. As of October of 2000, Glenwood has been a wholly-owned subsidiary of the Man Group, PLC, an investment adviser based in England specializing in alternative investment strategies. Since leaving Glenwood in 2004, Mr. Meyer has focused on serving as a director for various companies. During his career, Mr. Meyer has served as an outside director on a several companies, including Quality Systems, Inc. (a public company specializing in software for medical and dental professionals), Bernard Technologies, Inc. (a firm specializing in development of industrial processes using chlorine dioxide), and Centurion Trust Company of Arizona (where he served as a non-executive Chairman until its purchase by GE Financial). Currently, he is on the Board of Directors of Einstein-Noah Restaurant Group, Inc., a

firm operating in the quick casual segment of the restaurant industry, and United Capital Financial Partners, Inc., a firm that converts transaction-oriented brokers into fee-based financial planners. He is also on the Board of Directors of three investment funds run by Ferox Capital Management, Limited, an investment manager based in the United Kingdom that specializes in convertible bonds. Mr. Meyer received his B.A. and M.B.A. from the University of Chicago.

Mr. Meyer’s extensive investment experiences within the financial advisory industry provides our Company with broad and diverse knowledge concerning general business trends and the capital markets. Mr. Meyer’s experience and skills closely align with our business, and his lending and credit experience facilitates an in-depth understanding of risk associated with the structuring of investments. Mr. Meyer’s board related experiences makes him skilled in leading committees requiring substantive expertise. In addition, Mr. Meyer’s risk management expertise and credit related experience also qualify him to serve as Chairman of our Valuation Committee. Mr. Meyer’s previous service on the Board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies.

Douglas F. Ray.  Mr. Ray has been a member of our Board of Directors since December 2007. Since August 1995, Mr. Ray has worked for Seavest Inc., a private investment and wealth management firm based in White Plains, New York. He currently serves as the President of Seavest Inc. Mr. Ray has more than 15 years experience acquiring, developing, financing and managing a diverse portfolio of real estate investments, including three healthcare properties funds. Mr. Ray previously served on the Board of Directors of Nat Nast, Inc., a luxury men’s apparel company. Prior to joining Seavest, Mr. Ray worked in Washington, D.C. on the staff of U.S. Senator Arlen Specter and as a research analyst with the Republican National Committee. Mr. Ray holds a B.A. from the University of Pittsburgh.

Through his broad experience as an officer and director of several companies, in addition to skills acquired with firms engaged in investment banking, banking and financial services, Mr. Ray brings to our Company extensive financial and risk assessment abilities. Mr. Ray’s previous service on the Board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies. Mr. Ray’s expertise and experience also qualify him to serve as Chairman of the Compensation Committee.

Interested Directors

Leonard M. Tannenbaum, CFA.  Mr. Tannenbaum has been our Chief Executive Officer since October 2007 and the Chairman of our Board of Directors since December 2007, and was our President from October 2007 through February 2010. He is also the Managing Partner of our investment adviser and serves on its investment committee. Since founding his first private investment firm in 1998, Mr. Tannenbaum has founded a number of private investment firms, including Fifth Street Capital LLC, and he has served as managing member of each firm. Prior to launching his first firm, Mr. Tannenbaum gained extensive small-company experience as an equity analyst for Merrill Lynch. In addition to serving on our Board of Directors, Mr. Tannenbaum currently serves on the Board of Directors of several private Greenlight Capital affiliated entities and has previously served on the Boards of Directors of several other public companies, including Einstein Noah Restaurant Group, Inc., Assisted Living Concepts, Inc. and WesTower Communications, Inc. Mr. Tannenbaum has also served on four audit committees and five compensation committees, of which he has acted as chairperson for one of such audit committees and four of such compensation committees. Mr. Tannenbaum graduated from the Wharton School of the University of Pennsylvania, where he received a B.S. in Economics. Subsequent to his undergraduate degree from the University of Pennsylvania, Mr. Tannenbaum received an M.B.A. in Finance from the Wharton School as part of the Submatriculation Program. He is a holder of the Chartered Financial Analyst designation and he is also a member of the Young Presidents’ Organization.

Through his broad experience as an officer and director of several private and public companies, in addition to skills acquired with firms engaged in investment banking and financial services, Mr. Tannenbaum brings to our Company a unique business expertise and knowledge of private equity financing as well as extensive financial and risk assessment abilities. Mr. Tannenbaum’s previous service on the Board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies. Mr. Tannenbaum’s positions as Chief Executive Officer of our Company, Managing Partner of our investment adviser and member of its investment committee provides the Board with a direct line of communication to, and direct knowledge of the operations of, our Company and its investment advisor, respectively.

Bernard D. Berman.  Mr. Berman has been a member of our Board of Directors since February 2009. He has also been our President since February 2010, our Chief Compliance Officer since April 2009 and our Secretary since October 2007. Mr. Berman is also a partner of our investment adviser and serves on its investment committee. Mr. Berman is responsible for the operations of our Company. Prior to joining Fifth Street in 2004, Mr. Berman was a corporate attorney from 1995 to 2004, during which time he negotiated and structured a variety of investment transactions. Mr. Berman graduated from Boston College Law School. He received a B.S. in Finance from Lehigh University.

Mr. Berman’s prior position as a corporate attorney allows him to bring to the Board and our Company the benefit of his experience negotiating and structuring various investment transactions as well as an understanding of the legal, business, compliance and regulatory issues facing business development companies. Mr. Berman’s previous service on the Board also provides him with a specific understanding of our Company and its operations.

Executive Officers Who Are Not Directors

William H. Craig.  Mr. Craig has been our Chief Financial Officer since October 2007 and was our Chief Compliance Officer from December 2007 through April 2009. Prior to joining Fifth Street, from March 2005 to October 2007, Mr. Craig was an Executive Vice President and Chief Financial Officer of Vital-Signs, Inc., a medical device manufacturer that was later acquired by General Electric Company’s GE Healthcare unit in October 2008. Prior to that, from January 2004 to March 2005, he worked as an Interim Chief Financial Officer and Sarbanes-Oxley consultant. From 1999 to 2004, Mr. Craig served as an Executive Vice President for Finance and Administration and Chief Financial Officer for Matheson Trigas, Inc., a manufacturer and marketer of industrial gases and related equipment. Mr. Craig’s prior experience includes stints at GE Capital, Deloitte & Touche LLP, and GMAC, as well as merchant banking. Mr. Craig has an M.B.A. from Texas A&M University and a B.A. from Wake Forest University. Mr. Craig is a Certified Public Accountant and is Accredited in Business Valuation and Certified in Financial Forensics.

Ivelin M. Dimitrov, CFA.  Mr. Dimitrov has been our Co-Chief Investment Officer since November 2010 and the Co-Chief Investment Officer of our investment adviser since June 2010. He is also a partner of our investment adviser and serves on its investment committee. Mr. Dimitrov has over six years of experience structuring small and mid-cap transactions. Mr. Dimitrov joined our investment adviser in May 2005 and is responsible for the evaluation of new investment opportunities, deal structuring and portfolio monitoring, in addition to managing the investment adviser’s associate and analyst team. In addition, Mr. Dimitrov is the Chairman of the investment adviser’s internal valuation committee. He has substantial experience in financial analysis, valuation and investment research. Mr. Dimitrov graduated from the Carroll Graduate School of Management at Boston College with an M.S. in Finance and has a B.S. in Business Administration from the University of Maine. He is also a holder of the Chartered Financial Analyst designation.

Chad S. Blakeman.  Mr. Blakeman has been our Co-Chief Investment Officer since November 2010, a Managing Director of our investment adviser since April 2010 and Co-Chief Investment Officer of our investment adviser since June 2010. He also serves on our investment adviser’s investment committee. Mr. Blakeman has more than 24 years of lending-related experience in underwriting and account management in the cash flow and asset-based markets. Mr. Blakeman is primarily responsible for overseeing all underwriting and risk management processes at our investment adviser. Prior to joining, Mr. Blakeman was a Managing Partner at CastleGuard Partners LLC, a middle market finance company, from March 2009 to March 2010. Prior to that, Mr. Blakeman was Managing Director and Senior Risk Officer for Freeport Financial LLC from October 2004 to March 2009, where he co-managed a portfolio of approximately $1.5 billion. Prior to Freeport Financial, Mr. Blakeman worked at GE Capital Corporation’s global sponsor finance group, First Chicago Bank, Bank of America and Heller Financial Inc. Mr. Blakeman received his B.S. in Finance from the University of Illinois and his M.B.A. from DePaul University.

Board Leadership Structure

Our Board of Directors monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to us. Among other things, our Board of Directors approves the appointment of our investment adviser and our officers, reviews and monitors the services and activities performed by our investment adviser and our executive officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Under our Amended and Restated By-laws, our Board of Directors may designate a Chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. We do not have a fixed policy as to whether the Chairman of the Board of Directors should be an independent director and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests and the best interests of our stockholders at such times. Our Board of Directors has established corporate governance procedures to guard against, among other things, an improperly constituted Board. Pursuant to our Corporate Governance Policy, whenever the Chairman of the Board is not an independent director, the Chairman of the Nominating and Corporate Governance Committee will act as the presiding independent director at meetings of the “Non-Management Directors” (which will include the independent directors and other directors who are not officers of the Company even though they may have another relationship to the Company or its management that prevents them from being independent directors).

Presently, Mr. Tannenbaum serves as the Chairman of our Board of Directors and he is also our Chief Executive Officer. We believe that Mr. Tannenbaum’s history with our Company, familiarity with its investment platform, and extensive knowledge of the financial services industry qualify him to serve as the Chairman of our Board of Directors. We believe that we are best served through this existing leadership structure, as Mr. Tannenbaum’s relationship with our investment adviser provides an effective bridge and encourages an open dialogue between management and our Board of Directors, ensuring that these groups act with a common purpose.

Our Board of Directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board of Directors, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices includes regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of Audit and Nominating and Corporate Governance Committees comprised solely of independent directors and the appointment of a Chief Compliance Officer, with whom the independent directors meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures. While certain non-management members of our Board of Directors currently participate on the boards of directors of other public companies, we do not view their participation as excessive or as interfering with their duties on our Board of Directors.

Board’s Role In Risk Oversight

Our Board of Directors performs its risk oversight function primarily through (i) its four standing committees, which report to the entire Board of Directors and are comprised solely of independent directors, and (ii) active monitoring of our Chief Compliance Officer and our compliance policies and procedures.

As described below in more detail, the Audit Committee, the Valuation Committee, the Compensation Committee and the Nominating and Corporate Governance Committee assist the Board of Directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements. The Valuation Committee’s risk oversight responsibilities include establishing guidelines and making recommendations to our Board of Directors regarding the valuation of our loans and investments. The Compensation Committee’s risk oversight responsibilities include reviewing and approving the reimbursement by the Company of the compensation of the Company’s Chief Financial Officer and his staff, and the staff of the Company’s Chief Compliance Officer. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and our management.

Our Board of Directors also performs its risk oversight responsibilities with the assistance of the Company’s Chief Compliance Officer. The Board of Directors annually reviews a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and its service providers. The Chief Compliance Officer’s annual report addresses at a minimum (i) the operation of the compliance policies and procedures of the Company since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board of Directors would reasonably need to know to oversee our compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors.

We believe that the role of our Board of Directors in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we are limited in our ability to enter into transactions with our affiliates, including investing in any portfolio company in which one of our affiliates currently has an investment.

Transactions with Related Persons

We have entered into an investment advisory agreement with Fifth Street Management, our investment adviser. Fifth Street Management is controlled by Leonard M. Tannenbaum, its Managing Member and the Chairman of our Board and Chief Executive Officer. Pursuant to the investment advisory agreement, fees payable to our investment adviser will be equal to (a) a base management fee of 2.0% of the value of our gross assets, which includes any borrowings for investment purposes, and (b) an incentive fee based on our performance. Our investment adviser has agreed to permanently waive that portion of its base management fee attributable to our assets held in the form of cash and cash equivalents as of the end of each quarter beginning March 31, 2010. The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of our “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. The second part is determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement) and equals 20% of our “Incentive Fee Capital Gains,” which equals our realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

The investment advisory agreement may be terminated by either party without penalty upon no fewer than 60 days’ written notice to the other. Since we entered into the investment advisory agreement in December 2007, we have paid our investment adviser $8.4 million, $13.7 million and $20.0 million for the fiscal years ended September 30, 2008, September 30, 2009, and September 30, 2010, respectively, under the investment advisory agreement.

Pursuant to the administration agreement with FSC, Inc., which is controlled by Mr. Tannenbaum, FSC, Inc. furnishes us with the facilities and administrative services necessary to conduct our day-to-day operations, including equipment, clerical, bookkeeping and recordkeeping services at such facilities. In addition, FSC, Inc. assists us in connection with the determination and publishing of our net asset value, the preparation and filing of tax returns and the printing and dissemination of reports to our stockholders. We pay FSC, Inc. our allocable portion of overhead and other expenses incurred by it in performing its obligations under the administration agreement, including a portion of the rent and the compensation of our Chief Financial Officer and his staff, and the staff of our Chief Compliance Officer. The administration agreement may be terminated by either party without penalty upon no fewer than 60 days’ written notice to the other. Since we entered into the administration agreement in December 2007, we have paid FSC, Inc. approximately $1.6 million, $1.3 million and $2.0 million for the fiscal years ended September 30, 2008, September 30, 2009 and September 30, 2010, respectively, under the administration agreement.

We have also entered into a license agreement with Fifth Street Capital LLC pursuant to which Fifth Street Capital LLC has agreed to grant us a non-exclusive, royalty-free license to use the name “Fifth Street.” Under this agreement, we have a right to use the “Fifth Street” name, for so long as Fifth Street Management LLC or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Fifth Street” name. Fifth Street Capital LLC is controlled by Mr. Tannenbaum, its Managing Member.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of our Board of Directors is required to review and approve any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended September 30, 2010.

Corporate Governance

Corporate Governance Documents

We maintain a corporate governance webpage at the “Corporate Governance” link under the “Investor Relations” link at http://www.fifthstreetfinance.com.

Our Corporate Governance Policy, Code of Business Conduct and Ethics, Code of Ethics and Board Committee charters are available at our corporate governance webpage at http://ir.fifthstreetfinance.com/governance.cfm and are also available to any stockholder who requests them by writing to our Secretary, Bernard Berman, at Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606, Attention: Corporate Secretary.

Director Independence

In accordance with rules of the NYSE, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the NYSE Listed Company Manual. Section 303A.00 of the NYSE Listed Company Manual provides that business development companies, or BDCs, such as the Company, are required to comply with all of the provisions of Section 303A applicable to domestic issuers other than Sections 303A.02, the section that defines director independence. Section 303A.00 provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of the directors and nominees is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Bernard D. Berman and Leonard M. Tannenbaum. Messrs. Berman and Tannenbaum are interested persons of the Company due to their positions as officers of the Company. During its assessment of director independence, the Board of Directors also considered that Mr. Tannenbaum served as a director of Einstein Noah Restaurant Group, Inc. from March 1999 through September 2007, where Mr. Dutkiewicz has served as the Chief Financial Officer since October 2003. The Board of Directors determined that Mr. Tannenbaum’s prior position on the board of directors did not impair Mr. Dutkiewicz’s status as an independent director.

Annual Evaluation

Our directors perform an evaluation, at least annually, of the effectiveness of the Board and its committees. This evaluation includes an annual questionnaire and Board and Board committee discussion.

Board Meetings and Committees

Our Board met eight times during fiscal year 2010. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. The Board’s standing committees are set forth below. We require each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders. None of the directors attended the 2010 Annual Meeting of Stockholders in person.

Communications with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. Appropriate Fifth Street Finance Corp. personnel will review and sort through communications before forwarding them to the addressee(s).

Audit Committee

The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. The members of the Audit Committee are Messrs. Dunn, Dutkiewicz and Haney, each of whom is not an interested person of us for purposes of the 1940 Act and is independent for purposes of the NYSE corporate governance listing standards. Mr. Haney serves as the Chairman of the Audit Committee. Our Board of Directors has determined that Mr. Haney is an “audit committee financial expert” as defined under SEC rules. The Audit Committee met five times during the 2010 fiscal year.

A charter of the Audit Committee is available in print to any stockholder who requests it and it is also available on the Company’s website at http://ir.fifthstreetfinance.com/governance.cfm.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving the reimbursement by the Company of the compensation of the Company’s Chief Financial Officer and his staff, and the staff of the Company’s Chief Compliance Officer. The current members of the Compensation Committee are Messrs. Dunn, Meyer and Ray, each of whom is not an interested person of us for purposes of the 1940 Act and is independent for purposes of the NYSE corporate governance listing standards. Mr. Ray serves as the Chairman of the Compensation Committee. As discussed below, none of our executive officers are compensated by the Company. The Compensation Committee met one time during the 2010 fiscal year.

A charter of the Compensation Committee is available in print to any stockholder who requests it and is also available on the Company’s website at http://ir.fifthstreetfinance.com/governance.cfm.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for determining criteria for service on the Board, identifying, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on our Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of our management. The Nominating and Corporate Governance Committee considers nominees properly recommended by our stockholders. The members of the Nominating and Corporate Governance Committee are Messrs. Dunn, Haney and Ray, each of whom is not an interested person of us for purposes of the 1940 Act and is independent for purposes of the NYSE corporate governance listing standards. Mr. Dunn serves as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met one time during the 2010 fiscal year.

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our Amended and Restated By-laws and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination for our board of directors by writing to: Board of Directors, Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606. When submitting a nomination to us for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the persons; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following facts:

•	the appropriate size and composition of our Board;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our Board;

•	the capacity and desire to serve as a member of our Board and to represent the balance, best interests of our stockholders as a whole;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic addition of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in our best interests and those of our stockholders. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Corporate Governance Committee and Board are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. We have not engaged third parties to identify or evaluate or assist in identifying potential nominees to the Board.

A charter of the Nominating and Corporate Governance Committee is available in print to any stockholder who requests it, and it is also available on the Company’s website at http://ir.fifthstreetfinance.com/governance.cfm.

Valuation Committee

The Valuation Committee establishes guidelines and makes recommendations to our Board regarding the valuation of our loans and investments. The Valuation Committee is presently composed of Messrs. Dutkiewicz, Haney, Meyer and Ray, each of whom is not an interested person of us for purposes of the 1940 Act and is independent for purposes of the NYSE corporate governance listing standards. Mr. Meyer serves as the Chairman of the Valuation Committee. The Valuation Committee met on five occasions during the 2010 fiscal year.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to which applies to, among others, our executive officers, including our Principal Executive Officer and Principal Financial Officer, as well as every officer, director and employee of the Company. Requests for copies should be sent in writing to Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606. The Company’s Code of Business Conduct and Ethics is also available on our website at http://ir.fifthstreetfinance.com/governance.cfm.

If we make any substantive amendment to, or grant a waiver from, a provision of our Code of Business Conduct and Ethics, we will promptly disclose the nature of the amendment or waiver on our website at http://ir.fifthstreetfinance.com/governance.cfm as well as file a Form 8-K with the Securities and Exchange Commission.

Executive Compensation

None of our executive officers receive direct compensation from us. The compensation of the principals and other investment professionals of our investment adviser are paid by our investment adviser. Further, we are prohibited under the 1940 Act from issuing equity incentive compensation, including stock options, stock appreciation rights, restricted stock and stock, to our officers, directors and employees. Compensation paid to William H. Craig, our Chief Financial Officer, is set by our administrator, FSC, Inc., and is subject to reimbursement by us of an allocable portion of such compensation for services rendered to us. FSC, Inc. has voluntarily determined to forgo receiving reimbursement for the services performed for us by our Chief Compliance Officer, Bernard D. Berman. However, although FSC, Inc. currently intends to forgo its right to receive such reimbursement, it is under no obligation to do so and may cease to do so at any time in the future. During fiscal year 2010, we reimbursed FSC, Inc. approximately $1.3 million for the allocable portion of compensation expenses incurred by FSC, Inc. on behalf of Mr. Craig and other support personnel, pursuant to the administration agreement with FSC, Inc.

Director Compensation

The following table sets forth compensation of the Company’s directors for the year ended September 30, 2010.

	Fees Earned or
Name	Paid in Cash(1)(2)	Total

Interested Directors
Bernard D. Berman	—	—
Leonard M. Tannenbaum	—	—
Independent Directors
Adam C. Berkman(3)	$11,500	$11,500
Brian S. Dunn	$54,500	$54,500
Richard P. Dutkiewicz(4)	$25,418	$25,418
Byron J. Haney	$69,500	$69,500
Frank C. Meyer	$65,000	$65,000
Douglas F. Ray	$52,500	$52,500

(1)	For a discussion of the independent directors’ compensation, see below.

(2)	We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.

(3)	Mr. Berkman resigned from the Board of Directors on February 24, 2010 due to personal time constraints.

(4)	Mr. Dutkiewicz was appointed to the Board of Directors on February 24, 2010.

For the fiscal year ended September 30, 2010, the independent directors received an annual retainer fee of $30,000, payable once per year if the director attended at least 75% of the meetings held during the previous year, plus $2,000 for each board meeting in which the director attended in person and $1,000 for each board meeting in which the director participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting. The independent directors also received $1,000 for each committee meeting in which they attended in person and $500 for each committee meeting in which they participated other than in person, in connection with each committee meeting of the Board that they attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting.

In addition, the Chairman of the Audit Committee received an annual retainer of $20,000, while the Chairman of the Valuation Committee and the Chairman of the Nominating and Corporate Governance Committee each received an annual retainer of $20,000 and $5,000, respectively. No compensation was paid to directors who are interested persons of us as defined in the 1940 Act.

Effective as of October 1, 2010, the annual retainer fee received by the independent directors was amended to (i) $20,000, payable once per year if a non-management director not on any committee attends at least 75% of the meetings held during the previous year, (ii) $40,000, payable once per year if a non-management director on one committee attends at least 75% of the meetings held the previous year, (iii) $50,000, payable once per year if a non-management director on two committees attends at least 75% of the meetings held the previous year, and (iv) $60,000, payable once per year if a non-management director on three committees attends at least 75% of the meetings held the previous year. In addition, the fees for Board meeting attendance were increased from $2,000 for each meeting a non-management director attended in person, to $2,500 for each Board meeting in which a non-management director attended in person and the Chairman of the Compensation Committee will receive an annual retainer of $5,000.

PROPOSAL 2 — TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR

The Audit Committee and the Board have appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending September 30, 2011, subject to ratification by our stockholders.

On February 11, 2010, the Board dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. The Board’s decision to dismiss Grant Thornton was recommended by the Audit Committee of the Board.

Grant Thornton’s reports on the Company’s financial statements for the fiscal years ended September 30, 2008 and 2009, which expressed an unqualified opinion and contained an explanatory paragraph relating to the adoption of ASC 820 — “Fair Value Measurements and Disclosures,” contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2008 and 2009 and through February 11, 2010, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of such disagreements in its reports on the financial statements for such years.

During the fiscal years ended September 30, 2008 and 2009 and through February 11, 2010, there were two reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). Grant Thornton reported that the Company had material weaknesses in its internal control over financial reporting related to deficiencies in the accounting and financial reporting controls in connection with the audit of the Company’s financial statements as of September 30, 2007 and the review of the Company’s interim financial information as of March 31, 2008. Specifically, the Company did not have the necessary resources and expertise in its accounting function, which resulted in (i) ineffective controls over the valuation of the portfolio investments resulting in a significant audit adjustment (ii) certain underlying information used in the preparation of the financial statements and related disclosures being inaccurate and not corrected during its review process; and (iii) incomplete and omitted disclosures in the notes to its financial statements, which are required by U.S. generally accepted accounting principles, or GAAP. In addition, the material weaknesses also related to the Company’s compliance with the asset diversification requirements imposed on registered investment companies under Subchapter M of the Internal Revenue Code.

Subsequently, the Company remediated the material weaknesses and concluded that its internal control over financial reporting was effective as of September 30, 2009 (as previously disclosed in its Annual Report on Form 10-K for the fiscal year ended September 30, 2009). In connection with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, Grant Thornton issued an attestation report on the Company’s internal control over financial reporting and concluded that the Company maintained effective internal control over financial reporting in all material respects as of September 30, 2009, based on criteria established in Internal Control — Integrated Framework issued by Committee of Sponsoring Organizations of the Treadway Commission.

The Company also disclosed in its quarterly report on Form 10-Q for the quarter ended December 31, 2009, that it had identified a significant deficiency in its internal control over financial reporting with respect to its research and application of GAAP. In connection with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, PwC issued an attestation report on the Company’s internal control over financial reporting and concluded that the Company maintained effective internal control over financial reporting in all material respects as of September 30, 2010, based on criteria established in Internal Control — Integrated Framework issued by Committee of Sponsoring Organizations of the Treadway Commission. The Company subsequently remediated this significant deficiency.

The Company requested Grant Thornton to provide it with a letter addressed to the SEC stating whether or not Grant Thornton agreed with the above disclosures and Grant Thornton provided this letter.

In November 2009, the Audit Committee of the Board conducted a review of the selection of the Company’s independent registered public accounting firm. As part of this process, the Company contacted two other independent registered public accounting firms and solicited input from them on their ability to provide the audit services that the Company requires. Specifically, the Company sought detailed information about their experience auditing other BDCs that have elected to be taxed as regulated investment companies. The Company contacted these two other independent registered public accounting firms for the audit of its annual financial statements for the fiscal year ending September 30, 2010.

On February 11, 2010, upon the recommendation of the Audit Committee of the Board, the Board engaged PwC to serve as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2010.

During the fiscal years ended September 30, 2008 and 2009 and through February 11, 2010, the date of engagement of PwC, neither the Company, nor any person on its behalf, consulted with PwC with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by PwC to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue.

It is expected that a representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by Grant Thornton for fiscal year ended September 30, 2009 and through February 11, 2010.

	2009		2010(2)

Audit Fees	$587,239		$	[ ]
Audit-Related Fees	188,142			[ ]
Aggregate Non-Audit Fees:				[ ]
Tax Fees	55,560			[ ]
All Other Fees	—			—
Total Aggregate Non-Audit Fees	55,560	(1)		[ ]	(3)

Total Fees	$830,941		$	[ ]

(1)	Non-audit fees represent 6.7% of total fees.

(2)	Through February 11, 2010.

(3)	Non-audit fees represent [ • ]% of total fees.

The following table presents fees for professional services rendered by PwC from February 11, 2010 through the remainder of the fiscal year ended September 30, 2010.

2010(1)

Audit Fees	$	[ ]
Audit-Related Fees
Aggregate Non-Audit Fees:
Tax Fees		[ ]
All Other Fees		[ ]
Total Aggregate Non-Audit Fees		[ ]

Total Fees	$	[ ]	(2)

(1)	From February 11, 2010 through September 30, 2010.

(2)	Non-audit fees represent [ • ]% of total fees.

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect this proposal.

Our Board unanimously recommends a vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” Proposal 2 unless otherwise instructed.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm all of the Company’s financial statements filed with the SEC for each quarter during fiscal year 2010 and as of and for the year ended September 30, 2010. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Board in Rule 3200T. The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee of the Board has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The Audit Committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended September 30, 2010, be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010, for filing with the SEC. The Audit Committee also recommended the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the year ending September 30, 2011.

Audit Committee

Byron J. Haney, Chairman
Brian S. Dunn, Member
Richard P. Dutkiewicz, Member

PROPOSAL 3 — TO APPROVE COMPANY AUTHORIZATION TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR PURCHASE OUR COMMON STOCK IN ONE OR MORE OFFERINGS

The Company’s Board of Directors believes it would be in the best interests of the Company to have the ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock, which may include convertible debentures, under appropriate circumstances in connection with the capital raising and financing activities of the Company. Sections 18(d) and 61(a) of the 1940 Act restrict the ability of a BDC such as the Company to issue warrants, options or rights to subscribe or to convert to voting securities of the Company. If warrants, options or rights are to be issued, the proposal must be approved by our stockholders. Thus, the Company’s Board of Directors has approved and recommends to the stockholders for their approval the proposal to issue warrants, options or rights to subscribe to, convert to or purchase shares of the Company’s common stock, which warrants, options or rights may or may not be accompanied by other securities of the Company.

If this proposal is approved, any issuances of warrants, options or rights to subscribe to, convert to or purchase shares of the Company’s common stock would be made in accordance with Section 61(a)(3) of the 1940 Act, pursuant to which the Company would be permitted to issue securities that may be converted into or exercised for shares of our common stock at a conversion or exercise price per share not less than our current market price at the date such securities are issued. This conversion or exercise price may, however, be less than our net asset value (“NAV”) per share (i) at the date such securities are issued or (ii) at the date such securities are converted into or exercised for shares of our common stock.

Background and Reasons

The Company’s management and the Board of Directors have determined that it would be advantageous to the Company to have the ability to issue warrants, options or rights to subscribe to, convert to or purchase common stock, which may include convertible debentures, in connection with the financing and capital raising activities of the Company.

We believe our ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock would increase our flexibility in obtaining additional sources of capital, such as from investors interested in purchasing convertible debentures, and allow us to lower our overall cost of capital. Such securities typically allow the purchaser of the securities to participate in any increase in the value of the issuer’s or borrower’s common stock. By allowing purchasers of the securities to share in increases in the value of the common stock, such purchasers typically are willing to accept a lower specified return on the other securities than they would without such exercise/conversion feature. In this regard, a convertible debenture at issue typically yields 1% to 3% less than a debenture that is not convertible into shares of common stock. If we are able to lower our cost of capital, we believe that we could increase the amount of income we generate and, as a result, increase the dollar amount of dividends we pay to our shareholders.

In addition, the severe stress in the financial markets experienced in late 2007 and 2008 has highlighted the importance to us of maintaining a flexible capital structure, including through the ability to issue convertible debentures and warrants. Although the financial markets have continued to improve since such time and we have been able to access the capital necessary to finance our investment activities, capital may not be available to us on favorable terms, or at all, in light of the inherent uncertainty and volatility of the financial markets. As a result, our ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock, which may include convertible debentures, may be an effective way for us to raise capital in the current environment.

Finally, the issuance of warrants, options or rights to subscribe to, convert to, or purchase shares of common stock is a common practice in connection with the sale of securities through private placements or obtaining debt financing and approval of this proposal would place us in substantially the same position as corporations that are not business development companies and other business development companies whose stockholders have approved proposals similar to this proposal.

The Company has no immediate plans to issue any such warrants, options or rights. However, in order to provide flexibility for future issuances, which typically must be undertaken quickly, the Board of Directors has approved and is seeking stockholder approval of this proposal to issue warrants, options or rights to subscribe to, convert to or purchase shares of common stock either accompanied by or not accompanied by other securities of the Company. The final terms of any warrants, options or rights (subject to the requirements noted in Section 61 of the 1940 Act), including exercise/conversion price, term and exercise/conversion requirements would be determined by the Board of Directors at the time of issuance. Also, the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration would be considered and approved by the Board of Directors at the time of issuance. You should be aware that the authority sought under this proposal has no expiration.

Conditions to Issuance

Each issuance of warrants, options or rights to subscribe for, convert to or purchase shares of our common stock would comply with Section 61(a) of the Investment Company Act. Specifically:

(i) the exercise or conversion feature of the warrants, options or rights must expire within 10 years of issuance;

(ii) the exercise or conversion price for the warrants, options or rights must not be less than the current market value of the common stock at the date of the issuance of the warrants, options or rights; and

(iii) the individual issuances of warrants, options or rights must be approved by a majority of the directors who are not “interested persons” as defined in the 1940 Act on the basis that such issuance is in our and our stockholders’ best interests.

In addition, if such securities are accompanied by other securities when issued, the securities cannot be separately transferable unless no class of such securities and the other securities that accompany them has been publicly distributed.

Section 61(a) of the 1940 Act also limits the number of warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock that can be issued pursuant to this proposal. Specifically, the amount of voting securities that would result from the exercise or conversion of all of the Company’s warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock at the time of issuance shall not exceed 25% of the Company’s outstanding voting securities.

In addition, it is possible that the Board of Directors would authorize the issuance of warrants or securities to subscribe for or convert into shares of the Company’s common stock that contain anti-dilution protections, to the extent permissible under the 1940 Act, and that, as a result of such anti-dilution protections, the price at which such securities may be exercisable for or convertible into shares of the Company’s common stock may be adjusted to a price less than the current market value per share of the Company’s common stock at the time of such adjustment.

Such anti-dilution protections, if granted, would generally benefit the holder of such warrants or securities to subscribe for or convert into shares of the Company’s common stock by providing for an adjustment in the number of shares that may be received thereon or in the exercise or conversion price thereof.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock. Because the exercise or conversion price per share at the time of exercise or conversion could be less than the net asset value per share of our common stock at the time of exercise or conversion, such exercise or conversion could result in a dilution of the net asset value per share of our common stock at the time of such exercise. Any exercise of warrants or securities to subscribe for or convert into shares of the Company’s common stock at an exercise or conversion price that is below net asset value per share of our common stock at the time of such exercise or conversion would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the net asset value per share of our common stock as a result of the proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

The Company cannot state precisely the amount of any such dilution because it does not know at this time what number of shares of common stock would be issuable upon exercise or conversion of any such securities that are ultimately issued. Because the exercise or conversion price per share could be less than the net asset value per share of our common stock at the time of exercise or conversion (including through the operation of anti-dilution protections), such issuance could result in a dilution of NAV at the time of exercise or conversion. The amount of any decrease in the net asset value per share of our common stock is not predictable because it is not known at this time what the exercise or conversion price and the net asset value per share of our common stock would at the time of exercise or conversion or what number or amount (if any) of such securities would be issued. Such dilution, however, could be substantial.

This proposal does not limit the Company’s ability to issue securities to subscribe for or convert into shares of its common stock at an exercise or conversion price below the net asset value per share of our common stock at the time of exercise or conversion (including through the operation of anti-dilution protections) so long as such issuance is within the 25% limitation set forth under Section 61(a) of the 1940 Act described above. The only requirement with respect to the exercise or conversion price is that it be not less than the lesser of the market value per share of the Company’s common stock on the date of issuance.

If this proposal is approved, no further authorization from our stockholders will be solicited by the Company prior to the issuance of any warrants, options or rights to subscribe to, convert to or purchase shares of common stock.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether the proposal has been approved.

Our Board unanimously recommends a vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” Proposal 3 unless otherwise instructed.

OTHER MATTERS

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2012 Annual Meeting of Stockholders must be received by the Company on or before October 30, 2011. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606, Attention: Corporate Secretary.

Stockholder proposals or director nominations to be presented at the 2012 Annual Meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders. For the Company’s 2012 Annual Meeting of Stockholders, the Company must receive such proposals and nominations no later than November 30, 2011. If the date of the Annual Meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which such notice of the date of the 2012 Annual Meeting of Stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Other Business

The Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters may properly be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that you may be represented at the Annual Meeting.

Annual Reports

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, which includes financial statements, is being furnished with this proxy statement.

PROXY
FIFTH STREET FINANCE CORP.
Annual Meeting of Stockholders — March 25, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Bernard D. Berman and William H. Craig, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to attend the 2011 Annual Meeting of Stockholders of Fifth Street Finance Corp, a Delaware Corporation (the “Company”), to be held at 10 Bank Street, 12th Floor, White Plains, New York 10606, on March 25, 2011, at 10:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the 2011 Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.
THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE TWO NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE
Please Detach and Mail in the Envelope Provided
PROPOSAL 1: To elect two directors of the Company to hold office until our 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR ☐	AGAINST ☐	ABSTAIN ☐

Brian S. Dunn			Byron J. Haney

PROPOSAL 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 3: To approve Company authorization to issue warrants, options or rights to subscribe to, convert to, or purchase our common stock in one or more offerings.

☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 4: To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

DATED

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Please sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.
Proxy Voting Instructions

MAIL — Sign date and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE— Call toll-free 1-800-454-8683 in the United States and from foreign countries and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET— Access www.proxyvote.com and follow the on-screen instructions. Have your proxy card available when you access the web page.
-OR-
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-454-8683 in the United States and from foreign countries or www.proxyvote.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.